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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

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                            FORM 8-K
      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                        ----------------

                JANUARY 27, 1998 (JANUARY 27, 1998)
       (DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED))



                      CENDANT CORPORATION
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                   1-10308               06-0918165
  (STATE OR OTHER JURISDICTION    (COMMISSION FILE NO.)    (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)


         6 SYLVAN WAY                                          07054
    PARSIPPANY, NEW JERSEY                                   (ZIP CODE)
    (ADDRESS OF PRINCIPAL
      EXECUTIVE OFFICE)


                                    (973) 428-9700
               (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)







      (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF APPLICABLE)



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ITEM 5.  OTHER EVENTS

     On January 27, 1997, Season Acquisition Corp., a wholly owned subsidiary of Cendant Corporation ("Cendant"), proposed to acquire American Bankers Insurance Group, Inc. for $58 per share in cash and stock, for an aggregate of $2.7 billion on a fully diluted basis.

     Cendant said it will promptly commence a cash tender offer to buy approximately 23.5 million of American Bankers' common shares at a price of $58 per share, which together with shares Cendant owns will equal 51% of the fully diluted shares of American Bankers. Cendant will exchange, on a tax-free basis, shares of its common stock with a fixed value of $58 per share for the balance of American Bankers' common stock.

     The following supplemental financial highlights of Cendant is being filed for informational purposes.


                             CENDANT CORPORATION
                SUPPLEMENTAL CONSOLIDATED FINANCIAL HIGHLIGHTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          FOR THE YEAR ENDED DECEMBER 31,
                        -------------------------------------------------------------------
                                                    HISTORICAL
                        -------------------------------------------------------------------
                            1992          1993         1994          1995         1996
                        ------------ ------------  ------------ ------------  ------------
INCOME STATEMENT HIGHLIGHTS:(1)(2)
Net revenues...........  $1,835,471    $2,136,426   $2,446,731    $2,992,122   $3,908,780
Net income before
 extraordinary loss ...     154,780       222,054(7)   284,590(6)    302,825(5)   423,611(4)
Net income before
 extraordinary loss
 per share (fully
 diluted)..............        0.30(7)       0.37(7)      0.41(6)       0.41(5)      0.52(4)

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                       NINE MONTHS
                                          ENDED
                                        SEPTEMBER
                                            30,
                                       ------------
                          PRO FORMA     HISTORICAL
                           1996(3)        1997(9)
                        ------------   ------------
INCOME STATEMENT HIGHLIGHTS:(1)(2)
Net revenues...........  $4,475,262     $3,890,015
Net income before
 extraordinary loss ...     473,359(4)     400,694(8)
Net income before
 extraordinary loss
 per share (fully
 diluted)..............        0.56(4)        0.47(8)

                                                                                                AT
                                                                                            SEPTEMBER
                                                AT DECEMBER 31,                            30, 1997(9)
                       --------------------------------------------------------------------------------
                         1992         1993          1994         1995          1996
                      ------------ ------------  ------------ ------------  -------------
BALANCE SHEET HIGHLIGHTS:(1)(2)
Total assets ........$6,027,223   $6,698,832    $7,437,042   $8,994,384    $13,588,368     $14,997,006
Long-term debt.......   303,474      394,123       419,968      353,977      1,004,584       2,422,524
Shareholders'
 equity.............. 1,054,123    1,319,253     1,629,762    2,148,646      4,423,599       4,608,893
Assets under
 management and
 mortgage programs .. 3,805,748    4,058,764     4,115,360    4,955,609      5,729,234       5,602,175
Debt under
 management and
 mortgage programs .. 3,273,080    3,629,701     3,791,562    4,427,872      5,089,943       4,952,083

------------
(1) Includes the merger of HFS Incorporated ("HFS") with and into CUC International, Inc. ("CUC"), which was renamed Cendant Corporation, accounted for as a pooling of interests. Also includes acquisitions by CUC and HFS accounted for as pooling of interests and other acquisitions accounted for using the purchase method of accounting.
(2) On January 31, 1992, HFS purchased substantially all of the assets comprising the franchise system of Days Inn of America, Inc. and certain of its subsidiaries. On April 29, 1993, HFS purchased the outstanding stock of the company which owns the Super 8 Motel franchise system. On May 11, 1995, HFS acquired by merger Central Credit Inc., a gambling patron credit information business. On August 1, 1995, a majority owned subsidiary of HFS acquired the CENTURY 21 real estate brokerage franchise system. On January 23, 1996, HFS purchased the assets comprising the Travelodge hotel franchise system in North America. On February 12, 1996, HFS purchased substantially all the assets comprising Electronic Realty Associates (ERA) real estate brokerage franchise system. During the second quarter of 1996, HFS purchased the six previously non-owned CENTURY 21 U.S. regions.
        On May 31, 1996, HFS acquired by merger Coldwell Banker Corporation. Consolidated results of Parent include the operating results of the aforementioned acquisitions since the respective dates of acquisition.
(3) Pro forma results of operations include the following acquisitions by HFS, as if they occurred on January 1, 1996: (i) the acquisition and related financing of Coldwell Banker Corporation on May 31, 1996;
        (ii) the acquisition and related financing of Avis, Inc. on October
        16, 1996; (iii) the acquisition and related financing of Resorts Condominiums International, Inc. on November 12, 1996.
(4) Includes provisions for costs incurred principally in connection with the acquisitions of Davidson & Associates, Inc. ("Davidson"), Sierra On-Line, Inc. ("Sierra") and Ideon Group Inc. ("Ideon"). The charges aggregated $179.9 million ($118.7 million or $0.15 per share after-tax effect). Such costs in connection with CUC's acquisitions of Davidson and Sierra are non-recurring and are comprised primarily of transaction costs and other professional fees. Such costs associated with CUC's acquisition of Ideon are non-recurring and include transaction costs as well as a provision relating to certain litigation matters. On June 13, 1997, CUC entered into an agreement which provides for the settlement of certain Ideon litigation matters. Such agreement calls for the payment of $70.5 million over a six-year period which was provided for during the year ended December 31, 1996.
(5) Includes provision for costs related to the abandonment of certain Ideon development efforts and the restructuring of CUC's SafeCard division and CUC's corporate infrastructure. The charges aggregated $97.0 million ($62.1 million or $0.08 per share after-tax effect).
(6) Includes net gain of $9.8 million ($6.2 million or $0.01 per share after-tax effect) related to the sale of The ImagiNation Network, Inc. offset by costs related to Ideon's products abandoned and restructuring.
(7) Excludes extraordinary loss, net of tax of $12.8 million or $0.02 per share for the year ended December 31, 1993, related to the early extinguishment of debt.
(8) Includes a one-time pre-tax merger and restructuring charge of $303 million ($227 million or $0.25 per share, after tax) during the second quarter of 1997 in connection with the merger of HFS with PHH Corporation for merger-related costs, including severance, facility and system consolidations and terminations, costs associated with exiting certain activities and merger-related professional fees.
(9) In the opinion of management, all adjustments necessary for a fair presentation of the interim supplemental consolidated financial highlights as of and for the nine months ended September 30, 1997 are included. Such adjustments consist only of normal recurring items. These interim results are not necessarily indicative of results of a full year.

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                                SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CENDANT CORPORATION



                                      BY:  /s/  Scott E. Forbes
                                         ------------------------------
                                           Scott E. Forbes
                                           Senior Vice President
                                           and Chief Accounting Officer


Date: January 27, 1998